UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

In our Form 10-Q filed for the period ending June 30, 2008 we indicated that we had initiated discussions with our debenture holders to defer principal and interest payments for the period May 1 through December 31, 2008. On August 29, 2008 we signed an Amendment to the Debenture agreement deferring these payments. The purpose of the agreement as indicated in the Form 10-Q is to provide us time to fund our working capital requirements internally through organic growth as well as to obtain both short and long term funding through equity financing and other sources of capital.

The waiver, deferment agreement aligns with our short term working capital plan and provides us time to achieve our objectives in this regard. In exchange for the Amendment to the Debentures, we agreed to:
A.	Waiver of interest payments due between May-December 2008
B.	Deferment of monthly redemptions for the period May-December 2008.
C.	Increase to the outstanding principal amount plus accrued interest though December 31, 2008 for the debentures by 120% as of the effective date of the agreement.
D.	Reset of the common stock conversion rate from $0.30 to $0.15.
E.	Commencement of principal payments starting January 1, 2009 with no change to the redemption period (May 2010)
F.	Commencement of interest payments @8% per year April 1, 2009 (first payment due).
G.
Inclusion of make whole provisions to reset common stock warrant conversion prices to the value used to “true-up” both the Innergy Power Company and Minit-Charger (Edison) acquisitions when both “true-ups” are completed. For both of these acquisitions the Sellers were issued shares which the Company guaranteed would be worth $1.00 per share for the thirty days prior to the anniversary date of the purchase. This guarantee requires the issuance of additional shares or payment in cash for the difference in the share price on the respective anniversary dates. In the case of Innergy, the number of required “true up” shares is capped at 4,000,000.

H.	Inclusion of further make whole provisions to issue additional warrants adequate to maintain the pro rata debenture ownership % when fully diluted as per schedule 13 in the waiver agreement.
I.	Compliance with covenants per quarterly public reports issued for the periods ending June 30,
September 30, and December 31, 2008 for the following:
1.	Net cash used in operating activities
2.	Current ratio
3.	Consolidated accounts payable ratio

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

To further support our working capital plan, we are in discussions with Don Karner, a Director of the Company, regarding a potential line of credit. In connection with these discussions, an advance of $100,000 was made by Don Karner to the Company on August 29, 2008. The line being discussed, while not material to our overall debt structure, is designed to serve as a flexible, cost effective supplement to our internally generated working capital as we explore other long term equity financing options as indicated in our June 30, 2008 10-Q.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	AMENDEMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	September 4, 2008
Jonathan R. Read

/s/ Harold Sciotto	Secretary	September 4, 2008
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	September 4, 2008
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS

 99.1 AMENDEMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER